Plexus Announces Fiscal Third Quarter Financial Results
NEENAH, WI – July 26, 2023 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal third quarter ended July 1, 2023, and guidance for our fiscal fourth quarter ending September 30, 2023.
•Reports fiscal third quarter 2023 revenue of $1.02 billion, GAAP operating margin of 2.8% and GAAP diluted EPS of $0.56, including $0.76 of restructuring and other charges and $0.14 of stock-based compensation expense
•Reports fiscal third quarter 2023 non-GAAP operating margin of 5.0% and non-GAAP diluted EPS of $1.32, including $0.14 of stock-based compensation expense
•Initiates fiscal fourth quarter 2023 revenue guidance of $1.00 billion to $1.04 billion with GAAP diluted EPS of $1.18 to $1.36, including $0.19 of stock-based compensation expense

	Three Months Ended
	Jul 1, 2023	Jul 1, 2023	Sep 30, 2023
	Q3F23 Results	Q3F23 Guidance (1)	Q4F23 Guidance
Summary GAAP Items
Revenue (in billions)	$1.02	$1.00 to $1.05	$1.00 to $1.04
Operating margin (2)	2.8%	2.3% to 2.8%	4.7% to 5.2%
Diluted EPS (3)	$0.56	$0.28 to $0.46	$1.18 to $1.36

Summary Non-GAAP Items (4)
Adjusted operating margin (5)	5.0%	4.5% to 5.0%
Adjusted diluted EPS (6)	$1.32	$1.05 to $1.23
Return on invested capital (ROIC)	13.5%
Economic return	4.5%

(1)	On May 18, 2023, the Company announced updates to its fiscal third quarter 2023 GAAP guidance because of an additional one-time, non-recurring charge taken during the quarter related to an arbitration decision.
(2)	Q3F23 results and guidance include restructuring and other charges of 220 bps.
(3)
Includes stock-based compensation expense of $0.14 for Q3F23 results, $0.19 for Q3F23 guidance and $0.19 for Q4F23 guidance.
Q3F23 results include $0.76 per share related to restructuring and other charges, net of tax.
Q3F23 guidance includes $0.77 per share related to restructuring and other charges, net of tax.

(4)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for additional information regarding non-GAAP financial measures.
(5)	Q3F23 results and guidance exclude restructuring and other charges of 220 bps in operating margin.
(6)
Q3F23 results exclude $0.76 per share related to restructuring and other charges, net of tax, but include stock-based compensation expense of $0.14.
Q3F23 guidance excludes $0.77 per share related to restructuring and other charges, net of tax, but includes stock-based compensation expense of $0.19.

Fiscal Third Quarter 2023 Information
•Won 30 manufacturing programs during the quarter representing a record $321 million in annualized revenue when fully ramped into production
•Delivered trailing four-quarter manufacturing wins of $968 million in annualized revenue when fully ramped into production
•Purchased $13.5 million of our shares at an average price of $90.49 per share under our current $50.0 million share repurchase authorization, leaving $9.1 million available

Todd Kelsey, Chief Executive Officer, commented, “Plexus delivered a solid fiscal third quarter with revenue of $1.02 billion, non-GAAP operating margin of 5.0% and non-GAAP EPS of $1.32. Our team’s continued ability to mitigate supply chain challenges, along with improvements in manufacturing efficiency and better than anticipated performance from our engineering team, contributed to non-GAAP operating margin meeting the high end of our guidance range and non-GAAP EPS exceeding our guidance range. The fiscal third quarter represented the fifth consecutive quarter with operating margin exceeding 5%.”

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, “For the fiscal third quarter, we delivered return on invested capital of 13.5%, which was 450 basis points above our weighted average cost of capital. We drove this result and created substantial shareholder value through strong operating performance, prudent capital investments and a modest reduction in inventory compared to the prior quarter. As we continue these efforts, we are guiding improvement to our cash cycle for the fiscal fourth quarter and expect to generate positive free cash flow for the quarter and fiscal 2023.”

Mr. Kelsey continued, “We are guiding fiscal fourth quarter revenue of $1.00 billion to $1.04 billion, GAAP operating margin of 4.7% to 5.2% and GAAP EPS of $1.18 to $1.36. Increasingly robust commercial aerospace demand and continued new program ramps are being offset by incrementally weaker demand for semiconductor capital equipment, a modest softening in some industrial markets and continued supply chain challenges.”

Mr. Kelsey concluded, “We remain confident in achieving our goal of $5 billion in revenue with 5.5% GAAP operating margin by our fiscal 2025. As fiscal 2024 progresses, we anticipate that revenue growth will accelerate once demand stabilizes in certain markets, new program ramp momentum increases and supply chain challenges lessen. Supporting our growth expectation is the knowledge that Plexus’ best in class capabilities and focus on operational excellence are resonating with customers as demonstrated by our fiscal third quarter wins performance. During the quarter, we won 30 new manufacturing programs worth a record $321 million, including several competitive share gains, while maintaining a robust funnel of qualified manufacturing opportunities of $4 billion. Furthermore, new engineering program wins and the funnel of qualified engineering opportunities expanded versus the prior quarter, both positive leading indicators of future manufacturing wins. Over the long term, we believe our strong execution and accelerating program wins position Plexus to continue to deliver industry leading revenue growth and profitability.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Jul 1, 2023	Apr 1, 2023	Jul 2, 2022
Revenue	$1,021,610	$1,070,823	$981,341
Gross profit	93,646	102,993	93,618
Operating income	28,204	56,942	49,561
Net income	15,799	40,844	37,494
Diluted EPS	$0.56	$1.45	$1.33

Gross margin	9.2%	9.6%	9.5%
Operating margin	2.8%	5.3%	5.1%

ROIC (1)	13.5%	13.8%	11.5%
Economic return (1)	4.5%	4.8%	2.2%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 51% of revenue during both the second and third quarters of fiscal 2023, down five percentage points from the third quarter of fiscal 2022.

Business Segments ($ in millions)	Three Months Ended
	Jul 1, 2023	Apr 1, 2023	Jul 2, 2022
Americas	$371	$408	$343
Asia-Pacific	572	587	586
Europe, Middle East and Africa	105	102	84
Elimination of inter-segment sales	(26)	(26)	(32)
Total Revenue	$1,022	$1,071	$981

Market Sectors ($ in millions)	Three Months Ended
	Jul 1, 2023		Apr 1, 2023		Jul 2, 2022
Industrial	$428	42%	$439	41%	$454	46%
Healthcare/Life Sciences	451	44%	488	46%	401	41%
Aerospace/Defense	143	14%	144	13%	126	13%
Total Revenue	$1,022		$1,071		$981

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the third quarter of fiscal 2023 was 13.5%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a four-quarter period for the third fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2023 is 9.0%. ROIC for the third quarter of fiscal 2023 less Plexus’ weighted average cost of capital resulted in an economic return of 4.5%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended July 1, 2023, cash flows provided by operations of $18.8 million, less capital expenditures of $30.3 million, resulted in negative free cash flow of $11.5 million. This result included $20.3 million of one-time, non-recurring charges paid during the fiscal third quarter.

Cash Cycle Days	Three Months Ended
	Jul 1, 2023	Apr 1, 2023	Jul 2, 2022
Days in Accounts Receivable	63	56	57
Days in Contract Assets	12	11	12
Days in Inventory	161	156	160
Days in Accounts Payable	(68)	(69)	(87)
Days in Cash Deposits	(57)	(50)	(40)
Annualized Cash Cycle *	111	104	102
* We calculate cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal 2023 Q3 Earnings Conference Call and Webcast
When:	Thursday, July 27, 2023 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Audio conferencing link:
https://register.vevent.com/register/BI14413298f1df4ebf8824d93e71fda163
Webcast link:
https://edge.media-server.com/mmc/p/86qn7nw4

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of nearly 25,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Sustaining Services. Plexus is a global leader that specializes in serving customers in markets with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2022 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Jul 1,	Jul 2,	Jul 1,	Jul 2,
	2023	2022	2023	2022
Net sales	$1,021,610	$981,341	$3,186,358	$2,687,520
Cost of sales	927,964	887,723	2,888,520	2,447,396
Gross profit	93,646	93,618	297,838	240,124
Operating expenses:
Selling and administrative expenses	42,348	44,057	132,257	122,232
Restructuring and other charges	23,094	—	23,094	2,021
Operating income	28,204	49,561	142,487	115,871
Other income (expense):
Interest expense	(8,231)	(3,923)	(23,412)	(10,314)
Interest income	598	318	2,291	851
Miscellaneous, net	(3,194)	(2,678)	(6,750)	(5,047)
Income before income taxes	17,377	43,278	114,616	101,361
Income tax expense	1,578	5,784	15,783	13,575
Net income	$15,799	$37,494	$98,833	$87,786
Earnings per share:
Basic	$0.57	$1.35	$3.58	$3.14
Diluted	$0.56	$1.33	$3.51	$3.09
Weighted average shares outstanding:
Basic	27,561	27,738	27,619	27,913
Diluted	27,992	28,179	28,169	28,452

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Jul 1,	Oct 1,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$252,965	$274,805
Restricted cash	589	665
Accounts receivable	706,898	737,696
Contract assets	132,995	138,540
Inventories	1,641,673	1,602,783
Prepaid expenses and other	64,166	61,633
Total current assets	2,799,286	2,816,122
Property, plant and equipment, net	476,482	444,705
Operating lease right-of-use assets	71,914	65,134
Deferred income taxes	40,350	39,075
Other assets	30,911	28,189
Total non-current assets	619,657	577,103
Total assets	$3,418,943	$3,393,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$304,781	$273,971
Accounts payable	697,112	805,583
Customer deposits	582,172	480,486
Accrued salaries and wages	79,935	88,876
Other accrued liabilities	276,977	357,273
Total current liabilities	1,940,977	2,006,189
Long-term debt and finance lease obligations, net of current portion	187,468	187,776
Accrued income taxes payable	31,382	42,019
Long-term operating lease liabilities	40,515	33,628
Deferred income taxes	4,444	6,327
Other liabilities	29,795	21,555
Total non-current liabilities	293,604	291,305
Total liabilities	2,234,581	2,297,494
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
54,294 and 54,084 shares issued, respectively,
and 27,498 and 27,679 shares outstanding, respectively	543	541
Additional paid-in-capital	655,675	652,467
Common stock held in treasury, at cost, 26,796 and 26,405, respectively	(1,130,914)	(1,093,483)
Retained earnings	1,671,067	1,572,234
Accumulated other comprehensive loss	(12,009)	(36,028)
Total shareholders’ equity	1,184,362	1,095,731
Total liabilities and shareholders’ equity	$3,418,943	$3,393,225

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Jul 1,	Apr 1,	Jul 2,	Jul 1,	Jul 2,
	2023	2023	2022	2023	2022
Operating income, as reported	$28,204	$56,942	$49,561	$142,487	$115,871
Operating margin, as reported	2.8%	5.3%	5.1%	4.5%	4.3%

Non-GAAP adjustments:
Restructuring costs (1)	8,865	—	—	8,865	2,021
Other non-recurring charges (2)	14,229	—	—	14,229	—
Adjusted operating income	$51,298	$56,942	$49,561	$165,581	$117,892
Adjusted operating margin	5.0%	5.3%	5.1%	5.2%	4.4%

Net income, as reported	$15,799	$40,844	$37,494	$98,833	$87,786

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	7,920	—	—	7,920	1,809
Other non-recurring charges, net of tax (2)	13,346	—	—	13,346	—
Adjusted net income	$37,065	$40,844	$37,494	$120,099	$89,595

Diluted earnings per share, as reported	$0.56	$1.45	$1.33	$3.51	$3.09

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	0.28	—	—	0.28	0.06
Other non-recurring charges, net of tax (2)	0.48	—	—	0.47	—
Adjusted diluted earnings per share	$1.32	$1.45	$1.33	$4.26	$3.15

(1)	During the three and nine months ended July 1, 2023, restructuring costs of $8.9 million, or $7.9 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as a lease agreement termination.

During the nine months ended July 2, 2022, restructuring and impairment charges of $2.0 million, or $1.8 million net of taxes, were incurred for employee severance costs associated with a facility transition in the Company's APAC region.
(2)	During the three and nine months ended July 1, 2023, a one-time, non-recurring charge of $14.2 million, or $13.3 million net of taxes, was incurred for an arbitration decision regarding a contractual matter in the Company's EMEA region.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Nine Months Ended		Six Months Ended		Nine Months Ended
	Jul 1,		Apr 1,		Jul 2,
	2023		2023		2022
Operating income, as reported		$142,487		$114,283		$115,871
Restructuring and other charges	+	23,094	+	—	+	2,021
Adjusted operating income		$165,581		$114,283		$117,892
	÷	3	x	2	÷	3
		$55,194				$39,297
	x	4			x	4
Adjusted annualized operating income		$220,776		$228,566		$157,188
Adjusted effective tax rate	x	13%	x	15%	x	14%
Tax impact		28,701		34,285		22,006
Adjusted operating income (tax-effected)		$192,075		$194,281		$135,182

Average invested capital	÷	$1,423,003	÷	$1,406,359	÷	$1,178,134
ROIC		13.5%		13.8%		11.5%
Weighted average cost of capital	-	9.0%	-	9.0%	-	9.3%
Economic return		4.5%		4.8%		2.2%

Average Invested Capital Calculations	Jul 1,	Apr 1,	Dec 31,	Oct 1,
	2023	2023	2022	2022
Equity	$1,184,362	$1,182,382	$1,150,259	$1,095,731
Plus:
Debt and finance lease obligations - current	304,781	294,011	329,076	273,971
Operating lease obligations - current (1)	8,772	8,358	8,878	7,948
Debt and finance lease obligations - long-term	187,468	188,730	187,272	187,776
Operating lease obligations - long-term	40,515	31,257	32,149	33,628
Less:
Cash and cash equivalents	(252,965)	(269,664)	(247,880)	(274,805)
	$1,472,933	$1,435,074	$1,459,754	$1,324,249

Average Invested Capital Calculations	Jul 2,	Apr 2,	Jan 1,	Oct 2,
	2022	2022	2022	2021
Equity	$1,058,190	$1,040,591	$1,044,095	$1,028,232
Plus:
Debt and finance lease obligations - current	250,012	222,393	151,417	66,313
Operating lease obligations - current (1)	8,640	9,266	9,507	9,877
Debt and finance lease obligations - long-term	184,707	186,069	187,075	187,033
Operating lease obligations - long-term	32,270	34,347	36,343	37,970
Less:
Cash and cash equivalents	(276,608)	(307,964)	(217,067)	(270,172)
	$1,257,211	$1,184,702	$1,211,370	$1,059,253

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.